Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2024, with respect to the consolidated financial statements of CASI Pharmaceuticals, Inc., incorporated herein by reference.

/s/ KPMG Huazhen LLP

Beijing, China

August 14, 2024